Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-261991) of Scopus BioPharma Inc. and Subsidiaries of our report dated April 14, 2023, relating to the consolidated financial statements of Scopus BioPharma Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of Scopus BioPharma Inc. and Subsidiaries for the year ended December 31, 2022.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

April 14, 2023